NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

                          Authorized Shares 75,000,000

Sample                                                        Sample

THIS CERTIFIES THAT                  **SAMPLE**

IS THE RECORD HOLDER OF              **SAMPLE**

FULLY PAID AND NON-ASSESSABLE SHARES OF $0.001 PAR VALUE COMMON STOCK OF

                              QUANTUM ENERGY, INC.

               INCORPORATED UNDER THE LAWS OF TEH STATE OF NEVADA

transferable on the books of the Corporation in person or duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile fo its duly authorized officers.

Dated: May 30, 2006

                  QUANTUM ENERGY, INC.         Countersigned and Registered:
                                               West Coast Stock Transfer Inc.
                                               Suite 302-850 West Hastings
[Corporate Seal]                               Vancouver, B.C. V6C 1E1
                                               (604)682-2556 http://www.wcst.com
                  ___________________________
                                President      By:

                                               _________________________________
                                               Authorized Signature

                  ___________________________
                               Secretary